UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017

Adamas Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36399	42-1560076
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1900 Powell Street, Suite 750 Emeryville, CA	94,608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 450-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Matters

On February 21, 2017, the Compensation Committee of the Board of Directors of Adamas Pharmaceuticals, Inc. (the “Company”) took the following compensation actions with respect to the Company’s Chief Executive Officer and Chief Financial Officer (collectively, the “Officers”).

2017 Salaries and 2016 Bonuses

Approved the 2017 salaries for the Officers, to be effective January 1, 2017, and the bonuses for performance in 2016, as follows:

Executive Officer	Title	2017 Salary	2016 Bonus
Gregory T. Went, Ph.D.	President and Chief Executive Officer	$517,500	$250,000
William J. Dawson	Chief Financial Officer	$358,955	$104,955

2017 Stock Options and Restricted Stock Unit Grants

Approved grants of stock options and restricted stock units, referred to as RSUs, to the Officers to acquire the following numbers of shares:

Executive Officer	Title	Stock Options	RSUs
Gregory T. Went, Ph.D.	President and Chief Executive Officer	138,750	23,125
William J. Dawson	Chief Financial Officer	45,000	7,500

The stock options were granted with an exercise price equal to the closing price of the Company’s common stock on the date of grant, and vest in equal monthly installments over four years. The RSUs vest with respect to 25% on each of the first, second, third, and fourth anniversaries of March 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adamas Pharmaceuticals, Inc.

Dated:	February 27, 2017	By:	/s/ Jennifer Rhodes
Jennifer Rhodes
Chief Business Officer, General Counsel, & Compliance Officer